SCHEDULE TO MONTHLY SERVICER'S CERTIFICATE
                      MONTHLY PERIOD ENDING AUGUST 31, 1998
                                            ---------------
                      BANK OF AMERICA NATIONAL ASSOCIATION
                    BA MASTER CREDIT CARD TRUST SERIES 1997-A


      1.  The aggregate amount of the Investor Percentage
          of Collections of Principal Receivables................$101,345,808.03
                                                                  --------------

      2.  The aggregate amount of the Investor Percentage
          of Collections of Finance Charge Receivables
          (excluding Interchange)................................$ 11,574,906.94
                                                                  --------------

      3.  The aggregate amount of the Investor Percentage
          of Interchange.........................................$  1,206,570.61
                                                                  --------------

      4.  The aggregate amount of Servicer Interchange...........$    625,000.00
                                                                  --------------

      5.  The aggregate amount of funds on deposit in
          Finance Charge Account allocable to the Series
          1997-A Certificates................................... $ 12,156,477.55
                                                                  --------------

      6.  The aggregate amount of funds on deposit in
          the Principal Account allocable to the Series
          1997-A  Certificates...................................$101,345,808.03
                                                                  --------------

      7.  The aggregate amount of funds on deposit in
          the Principal Funding Account allocable to
          the Series 1997-A Certificates.........................$          0.00
                                                                  --------------

      8.  The aggregate amount to be withdrawn from the
          Finance Charge Account and paid in accordance
          with the Loan Agreement pursuant to Section 4.11.......$          0.00
                                                                  --------------

      9.  The excess, if any, of the Required Collateral
          Interest over the Collateral Interest..................$          0.00
                                                                  --------------

     10.  The Collateral Interest on the Transfer Date
          of the current calendar month, after giving
          effect to the deposits and withdrawals specified
          above, is equal to.....................................$ 60,000,000.00
                                                                  --------------

     11. The amount of Monthly Interest, Deficiency
         Amounts and Additional Interest payable to the

         (i)  Class A Certificateholders.........................$  3,005,303.20
                                                                  --------------

         (ii) Class B Certificateholders.........................$    197,069.89
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    294,380.45
                                                                  --------------

     12. The amount of principal payable to the
         (i)  Class A Certificateholders.........................$          0.00
                                                                  --------------

         (ii) Class B Certificateholders.........................$          0.00
                                                                  --------------

         (iii)Collateral Interest Holder.........................$          0.00
                                                                  --------------

     13. The sum of all amounts payable to the
         (i)  Class A Certificateholders.........................$  3,005,303.20
                                                                  --------------

         (ii) Class B Certificateholders ........................$    197,069.89
                                                                  --------------

         (iii)Collateral Interest Holder.........................$    294,380.45
                                                                  --------------

     14. To the knowledge of the undersigned, no Series
         1997-A Pay Out Event or Trust Pay Out Event has occurred except as described below:

                                    None



                   IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 10th day of SEPTEMBER, 1998.
                                              ---------------------------

                                 BANK OF AMERICA NATIONAL ASSOCIATION

                                 Transferor and Servicer


                                 By:  /s/ MARGARET A. SPRUDE
                                      --------------------------------------
                                      Name:  Margaret A. Sprude
                                      Title: SVP & Chief Financial Officer